Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended August 31, 2025 (the “Report”), of the Puerto Rico Residents Tax-Free Fund, Inc.

Paul Hopgood and Pedro Gonzalez, of Puerto Rico Residents Tax-Free Fund, Inc., each certify that:

1.       This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By: /s/ Paul Hopgood

Paul Hopgood

Vice President

By: /s/ Pedro Gonzalez

Pedro Gonzalez

Treasurer

Date: September 28, 2026